Exhibit 99.1

August 28, 2014

QVC to Present at Goldman Sachs 21st Annual Global Retailing Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced that Michael George, President and CEO of QVC, Inc., will be presenting at the Goldman Sachs 21st Annual Global Retailing Conference on Thursday, September 4th at 8:50 a.m., E.D.T. at the Plaza Hotel in New York, NY. During his presentation, Mr. George may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days after appropriate filings have been made with the SEC.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The businesses and assets attributed to the Liberty Interactive Group (Nasdaq: LINTA, LINTB) are primarily focused on digital commerce and consist of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Evite, CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its interest in Expedia, and minority interests in Time Warner, Time Warner Cable, Lending Tree and Interval Leisure Group.

Liberty Interactive Corporation

Courtnee Ulrich, 720-875-5420

Source: Liberty Interactive Corporation